Exhibit 4.14
EXECUTION COPY
AMENDMENT NO. 1
     This AMENDMENT NO. 1, dated as of October 31, 2005 (this “Agreement”), among (a) DISCOVERY COMMUNICATIONS, INC., a Delaware close corporation (the “Borrower”), (b) the Lenders (such capitalized term and all other capitalized terms not otherwise defined herein to have the meanings provided in the recitals and in Article I below) who are signatories to this Agreement, (c) the Additional Lenders, and (d) BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
W I T N E S S E T H:
     WHEREAS, the Borrower, the lenders from time to time party thereto (collectively, the “Lenders”), the Administrative Agent and the other Initial Agents have entered into a Credit Agreement dated as of June 15, 2004 (the “Credit Agreement”);
     WHEREAS, the Borrower has requested that the Lenders agree to amend the Credit Agreement as hereinafter set forth to provide for (a) a new replacement term loan facility (the “Replacement Term Loan Facility”) providing for replacement term loans (the “Replacement Term Loans”) to be available to the Borrower thereunder having identical terms with, and having the same rights and obligations under the Credit Agreement as, the existing Term Loans, except as such terms are amended hereby, and (b) a new replacement revolving credit facility (the “Replacement Revolving Credit Facility”) providing for replacement revolving loans (the “Replacement Revolving Loans”) to be available to the Borrower thereunder having identical terms (including those terms with respect to participations in Letters of Credit and Swing Line Loans by the Lenders thereunder) with, and having the same rights and obligations under the Credit Agreement as, the existing Revolving Loans, except as such terms are amended hereby;
     WHEREAS, the Lenders signatory to this Agreement are, on the terms and conditions stated below, willing to grant the request of the Borrower;
     WHEREAS, on the Agreement Effective Date:
          (a) each Term Lender who executes and delivers this Agreement shall be deemed to have elected to convert those of its Term Loans designated on Annex A of Schedule 2.01-A to this Agreement to a like principal amount of Replacement Term Loans made under the Replacement Term Facility as provided in Section 4.01(a);
          (b) each Revolving Lender who executes and delivers this Agreement shall be deemed to have elected to convert its Revolving Loans which are outstanding on the Agreement Effective Date to a like principal amount of Replacement Revolving Loans, and to convert those of its Revolving Commitments designated on Annex B of Schedule 2.01-A to this Agreement to a like amount of Replacement Revolving Commitments under the Replacement Revolving Credit Facility, in each case, as provided in Section 4.01(b);
          (c) each Additional Replacement Term Lender who executes and delivers this Agreement will become a Lender under the Credit Agreement pursuant to Section 4.02(a) and will commit to make Replacement Term Loans to the Borrower on the Agreement Effective Date in an aggregate principal amount equal to the amount set forth opposite its name on Annex A to Schedule 2.01-A to this Agreement, it being understood that any existing Lender may also execute and deliver this Agreement as an Additional Replacement Term Lender;
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          (d) each Additional Replacement Revolving Lender who executes and delivers this Agreement will become a Lender under the Credit Agreement pursuant to Section 4.02(b) and will commit to make Replacement Revolving Loans to the Borrower on a revolving basis on and after the Agreement Effective Date, subject to the terms and conditions of the Credit Agreement, in an aggregate principal amount equal to the amount set forth opposite its name on Annex B to Schedule 2.01-A to this Agreement; and it being understood that any existing Lender may also execute and deliver this Agreement as an Additional Replacement Revolving Lender; and
          (e) if on such date any Term Lender who executes this Agreement holds Term Loans (“Excess Term Loans”) in excess of the Replacement Term Commitment of such Lender as set forth opposite such Lender’s name on Annex A to Schedule 2.01-A and if the Replacement Revolving Commitment of such Lender as set forth opposite such Lender’s name on Annex B to Schedule 2.01-A is equal to or greater than such Excess Term Loans, then such Lender shall also be deemed to have also elected to convert such Excess Term Loans to a like principal amount of Replacement Revolving Loans as provided in Section 4.01(b);
     WHEREAS, the proceeds of the Replacement Revolving Loans and the Replacement Term Loans made to the Borrower on the Agreement Effective Date by the Additional Lenders will be used by the Borrower to refinance any outstanding Loans which are not converted to Replacement Term Loans or Replacement Revolving Loans pursuant to Section 4.01; and
     WHEREAS, the Borrower shall pay to the Lenders all accrued and unpaid interest and fees under the Credit Agreement on the Agreement Effective Date;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Agreement agrees as follows:
ARTICLE I
DEFINITIONS
     1.01 Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
     “Additional Lenders” means, collectively, the Additional Replacement Revolving Lenders and the Additional Replacement Term Lenders.
     “Additional Replacement Revolving Lender” means each Person identified as an “Additional Replacement Revolving Lender” on Annex B to Schedule 2.01-A to this Agreement.
     “Additional Replacement Term Lender” means each Person identified as an “Additional Replacement Term Lender” on Annex A to Schedule 2.01-A to this Agreement.
     “Agreement Effective Date” means the date on which the conditions precedent to the effectiveness of this Agreement as specified in Article III herein have been satisfied.
     “Initial Agents” means, collectively, the agents party to the Credit Agreement on the Closing Date: (a) Bank of America, N.A., as Administrative Agent, (b) Banc of America Securities LLC, Wachovia Capital Markets, LLC, and TD Securities (USA) Inc., as Joint Lead Arrangers and Joint Book
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Managers, (c) Wachovia Bank, National Association, as Syndication Agent, and (d) Toronto Dominion (Texas), Inc., Citibank, N.A., RBC Capital Markets, The Bank of Nova Scotia, and The Royal Bank of Scotland plc, as Documentation Agents.
     1.02 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
     1.03 Other Interpretive Provisions. The rules of construction in Sections 1.02 to 1.08 of the Credit Agreement shall be equally applicable to this Agreement.
ARTICLE II
AMENDMENTS
     Effective as of the Agreement Effective Date, the Credit Agreement is hereby amended as follows:
     2.01 Defined Terms. Section 1.01 of the Credit Agreement is amended as follows:
     (a) the following new definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
     ““Additional Lenders” means, collectively, the Additional Replacement Revolving Lenders and the Additional Replacement Term Lenders.”
     ““Additional Replacement Revolving Lender” means each Person identified as an “Additional Replacement Revolving Lender” on Annex B of Schedule 2.01-A.”
     ““Additional Replacement Term Lender” means each Person identified as an “Additional Replacement Term Lender on Annex A of Schedule 2.01-A.”
     ““Aggregate Replacement Revolving Commitments” means the Replacement Revolving Commitments of all the Replacement Revolving Lenders.”
     ““Aggregate Replacement Term Commitments” means prior to giving effect to any Replacement Term Borrowing on the First Amendment Effective Date, the Replacement Term Commitments of all Replacement Term Lenders.”
     ““Amendment No. 1” means that certain Amendment No. 1 dated as of October 31, 2005, among the Borrower, the Lenders party thereto, the Additional Lenders and the Administrative Agent.”
     ““Assignee Group” means (a) two or more Eligible Assignees that are Affiliates of one another or (b) two or more Approved Funds managed by the same investment advisor.”
     ““Assignment Fee” means a processing and recordation fee charged by the Administrative Agent in the amount of $2,500 for each assignment to an Eligible Assignee pursuant to Section 10.06(b)(iv); provided, however, that in the event of two or more concurrent assignments to members of the same Assignee Group (which may be effected by a suballocation of an assigned amount among members of such Assignee Group) or two or more concurrent assignments by members of the same Assignee Group to a single Eligible Assignee (or to an
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Eligible Assignee and members of its Assignee Group), the Assignment Fee will be the sum of (a) $2,500 plus (b) the following amount: (i) -0-, for the first four assignments or suballocations to members of an Assignee Group (or from members of an Assignee Group, as applicable), and (ii) $500, for each additional assignment or suballocation to a member of such Assignee Group (or from a member of such Assignee Group, as applicable).”
     ““Converted Excess Term Loan” shall have the meaning provided in Section 2.01(c)(iii).”
     ““Converted Revolving Loan” shall have the meaning provided in Section 2.01(c)(ii).”
     ““Converted Term Loan” shall have the meaning provided in Section 2.01(d)(ii).”
     ““Excess Term Loan” means, for each Term Lender who executes and delivers a counterpart of Amendment No. 1, the portion of such Term Lender’s aggregate Term Loans which are outstanding on the First Amendment Effective Date which are in excess of the Converted Term Loans of such Term Lender.”
     ““First Amendment Effective Date” shall mean the Agreement Effective Date (as such term is defined in Amendment No. 1).”
     ““Pro Forma Basis” has the meaning specified in Section 1.03(c).”
     ““Reference Period” has the meaning specified in Section 1.03(c).”
     ““Replacement Revolving Borrowing” means a borrowing consisting of simultaneous Replacement Revolving Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period, made by the Replacement Revolving Lenders pursuant to Section 2.01(c).”
     ““Replacement Revolving Commitment” means, as to each Lender, its obligation (a) to make Replacement Revolving Loans to the Borrower during the Availability Period pursuant to Section 2.01(c)(i), (b) to purchase participations in L/C Obligations, and (c) to purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Annex B of Schedule 2.01-A, as such Schedule 2.01-A may be supplemented from time to time pursuant to Section 2.14, as applicable, or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with Section 2.06 and otherwise pursuant to this Agreement.”
     ““Replacement Revolving Facility” means on any date (a) during the Availability Period, the Aggregate Replacement Revolving Commitments, and (b) thereafter, the Outstanding Amount of Replacement Revolving Loans of all Replacement Revolving Lenders on such date. On the First Amendment Effective Date the Replacement Revolving Facility is in the amount of $1,500,000,000.”
     ““Replacement Revolving Commitment Increase Effective Date” has the meaning specified in Section 2.14(d).”
Amendment No. 1

     ““Replacement Revolving Lender” means each Lender with a Replacement Revolving Commitment or a Replacement Revolving Loan (including any Replacement Revolving Loan which has been converted from a Term Loan or a Revolving Loan on the First Amendment Effective Date pursuant to Section 2.01(c)(ii) or (iii)).”
     ““Replacement Revolving Loan” has the meaning specified in Section 2.01(c)(i) (and shall include any Loan which has been converted from a Term Loan or a Revolving Loan on the First Amendment Effective Date pursuant to Section 2.01(c)(ii) or (iii)).”
     ““Replacement Term Borrowing” means a borrowing consisting of simultaneous Replacement Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period, made by the Replacement Term Lenders pursuant to Section 2.01(d)(i).”
     ““Replacement Term Commitment” means, as to each Lender, (a) its obligation to make Replacement Term Loans to the Borrower on the First Amendment Effective Date pursuant to Section 2.01(d)(i) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Annex A of Schedule 2.01-A and (b) its obligation to make Replacement Term Loans to the Borrower on any Replacement Term Commitment Increase Effective Date pursuant to Section 2.15 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on any supplement to Schedule 2.01-A delivered to the Borrower and the Lenders by the Administrative Agent pursuant to Section 2.15(d), as applicable, as such amount may be adjusted from time to time in accordance with Section 2.06 and otherwise pursuant to this Agreement.”
     ““Replacement Term Facility” means on any date (a) prior to the Replacement Term Borrowing(s) on the First Amendment Effective Date, the Aggregate Replacement Term Commitments, and (b) thereafter, the Outstanding Amount of Replacement Term Loans of all Replacement Term Lenders on such date. On the First Amendment Effective Date, the Replacement Term Facility is in the amount of $1,000,000,000.”
     ““Replacement Term Commitment Increase Effective Date” has the meaning specified in Section 2.15(d).”
     ““Replacement Term Lender” means each Lender with a Replacement Term Commitment or a Replacement Term Loan (including any Replacement Term Loan which has been converted from a Term Loan on the First Amendment Effective Date pursuant to Section 2.01(d)(ii)).”
     ““Replacement Term Loan” has the meaning specified in Section 2.01(d)(i) (and shall include any Loan which has been converted from a Term Loan on the First Amendment Effective Date pursuant to Section 2.01(d)(ii) and any Incremental Replacement Term Loan)).”
     ““Total Initial Replacement Term Outstandings” means the sum of (a) the Total Replacement Term Outstandings on the First Amendment Effective Date plus (b) the Total Outstanding Amount of all the Incremental Replacement Term Loans made by all Replacement Term Lenders on each Replacement Term Commitment Increase Effective Date prior to the third anniversary of the First Amendment Effective Date.”
     ““Total Replacement Revolving Outstandings” means, as of any date, the aggregate Outstanding Amount of all Replacement Revolving Loans, Swing Line Loans and all L/C
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Obligations on such date minus the amount of L/C Obligations which have been Cash Collateralized.”
     ““Total Replacement Term Outstandings” means, as of any date, the aggregate Outstanding Amount of all Replacement Term Loans on such date.”
     (b) the definition of “Alternative Currency Sublimit” is replaced in its entirety with the following:
     ““Alternative Currency Sublimit” means, at any time on or after the First Amendment Effective Date, an amount equal to 50% of the Aggregate Replacement Revolving Commitment. The Alternative Currency Sublimit is a part of, and not in addition to, the Replacement Revolving Facility.”;
     (c) the definition of “Applicable Percentage” is replaced in its entirety with the following:
     ““Applicable Percentage” means (a) with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Total Term Outstandings represented by the Outstanding Amount of such Term Lender’s Term Loans at such time, (b) with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time, (c) with respect to any Replacement Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Total Replacement Term Outstandings represented by the Outstanding Amount of such Replacement Term Lender’s Replacement Term Loans at such time, and (d) with respect to any Replacement Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Replacement Revolving Commitments represented by such Replacement Revolving Lender’s Replacement Revolving Commitments at such time. If the Commitment of each Replacement Revolving Lender to make Replacement Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Replacement Revolving Commitments have expired, then the Applicable Percentage of each Replacement Revolving Lender shall be determined based on the Applicable Percentage of such Replacement Revolving Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or Schedule 2.01-A, as the case may be, or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto. Prior to the funding of the Term Borrowing on the Closing Date, the Applicable Percentage of each Term Lender is as set forth on Schedule 2.01. Prior to the funding of the Replacement Term Borrowing on the First Amendment Effective Date, the Applicable Percentage of each Replacement Term Lender is as set forth on Schedule 2.01-A.”;
     (d) the definition of “Applicable Rate” is replaced in its entirety with the following:
     ““Applicable Rate” means for all purposes of the Replacement Revolving Facility and the Replacement Term Facility, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):
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Applicable Rate

Applicable Margin for
			LIBOR Replacement	Applicable Margin for
			Revolving	LIBOR Replacement Term
			Loans/Letters of	Loans/Replacement
Pricing	Consolidated	Facility	Credit	Revolving Loans All-in-
Level	Leverage Ratio	Fee	Fee	Drawn
1	>4.00:1	0.300%	0.950%	1.250%
2	>3.50:1 but <4.00:1	0.250%	0.750%	1.000%
3	>3.00:1 but <3.50:1	0.200%	0.675%	0.875%
4	>2.50:1 but <3.00:1	0.175%	0.575%	0.750%
5	>2.00:1 but <2.50:1	0.150%	0.475%	0.625%
6	<2.00:1	0.100%	0.400%	0.500%
     Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. The Applicable Rate in effect from the Closing Date through the date on which a Compliance Certificate is required to be delivered pursuant to Section 6.02(b) in respect of the fiscal quarter ending June 30, 2004, shall be determined based upon the Consolidated Leverage Ratio as set forth in the Compliance Certificate delivered on the Closing Date pursuant to Section 4.01(a). The Applicable Rate in effect from the First Amendment Effective Date through the date on which a Compliance Certificate is required to be delivered pursuant to Section 6.02(b) in respect of the fiscal quarter ending September 30, 2005, shall be Pricing Level 3 above.
     For all other purposes “Applicable Rate” shall have the meaning provided in this Agreement as in effect prior to giving effect to Amendment No. 1.”;
     (e) the definition of “Arranger” is replaced in its entirety with the following:
     ““Arranger” means (a) in respect of the Revolving Commitments and the Term Commitments, each of Banc of America Securities LLC, Wachovia Capital Markets, LLC and TD Securities (USA) Inc., as Joint Lead Arrangers and Joint Book Managers for such facilities, and (b) in respect of the Replacement Revolving Facility and the Replacement Term Facility, Banc of America Securities LLC and Wachovia Capital Markets, LLC, as Joint Lead Arrangers and Joint Bank Managers for such facilities.”;
     (f) the definition of “Audited Financial Statements” is amended by replacing the date “December 31, 2003” in such definition with the date “December 31, 2004”;
     (g) the definition of “Availability Period” is replaced in its entirety with the following:
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     ““Availability Period” means (a) in the case of the Revolving Loans, the period from and including the Closing Date to the earliest of (i) the Maturity Date for Revolving Loans, (ii) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, (iii) the date of termination of the commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02 and (iv) the First Amendment Effective Date, and (b) in the case of the Replacement Revolving Loans, the period from and including the First Amendment Effective Date to the earliest of (i) the Maturity Date for the Replacement Revolving Loans, (ii) the date of termination of the Aggregate Replacement Revolving Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Replacement Revolving Lender to make Replacement Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.”;
     (h) the definition of “Borrowing” is amended by adding the words “a Replacement Revolving Borrowing, a Replacement Term Borrowing,” immediately after the word “means” in such definition;
     (i) the definition of “Change of Control” is replaced in its entirety with the following:
     “Change of Control” means an event or series of events by which:
     (a) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower or entitled to vote on management or policies of the Borrower, other than (A) any Significant Shareholder, (B) any combination of Significant Shareholders and (C) any other Person if 50% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person are beneficially owned, directly or indirectly, by any Significant Shareholder or any combination of Significant Shareholders; and
     (ii) within a period of 90 days after the occurrence of the event or series of events described in clause (a)(i) above, the Borrower shall not have procured and delivered to the Administrative Agent (A) a debt rating as determined by either S&P or Moody’s of the Borrower’s non-credit enhanced, senior unsecured long-term debt of at least BBB-/Baa3 and (B) any other debt rating required to be obtained under the Note Purchase Agreements after the occurrence of such event of series of events; or
     (b) a Change of Control (as defined under any Note Purchase Agreement) has occurred.”;
     (j) the definition of “Commitment” is amended (i) by adding the words “a Replacement Revolving Commitment, a Replacement Term Commitment,” immediately after the word “means” in such definition and (ii) by adding the words “, as the context may require” immediately after the words “a Term Commitment” in such definition;
     (k) the definition of “Defaulting Lender” is replaced in its entirety with the following:
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     ““Defaulting Lender” means (a) any Replacement Revolving Lender that has failed to fund any portion of a Replacement Revolving Borrowing, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) any Replacement Term Lender that has failed to fund any portion of a Replacement Term Borrowing required to be funded by it hereunder, (c) any Lender that has failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (d) any Lender that has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.”
     (l) the definition of “Disposition” is amended by adding the parenthetical clause “(other than cash payments otherwise permitted by this Agreement)” immediately after the words “any property” in such definition;
     (m) the definition of “Eligible Assignee” is amended as follows: (i) by adding the words “, the L/C Issuer and the Swing Line Lender” immediately following the words “the Administrative Agent” in clause (d)(i) of such definition, and (ii) by adding the words “or a Replacement Revolving Commitment” immediately following the words “a Revolving Commitment” in the second proviso in such definition;
     (n) the definition of “Eurocurrency Rate” is amended by replacing in its entirety the definition of “Eurocurrency Base Rate” set forth therein with the following:
     ““Eurocurrency Base Rate” means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurocurrency Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.”
     (o) the definition of “Increase Effective Date” is replaced in its entirety with the following:
     ““Increase Effective Date” means a Replacement Revolving Commitment Increase Effective Date or a Replacement Term Commitment Increase Effective Date, as the case may be.”;
     (p) the definition of “Incremental Term Loan” is replaced in its entirety with the following:
Amendment No. 1

     ““Incremental Replacement Term Loan” has the meaning specified in Section 2.01(e). Each Incremental Replacement Term Loan shall be deemed to be a Replacement Term Loan hereunder.”;
     (q) the definition of “Lender” is amended by adding the words, “each Replacement Revolving Lender, each Replacement Term Lender,” immediately following the word “includes” in such definition;
     (r) the definition of “Letter of Credit Sublimit” is replaced in its entirety with the following:
     ““Letter of Credit Sublimit” means an amount equal to the lesser of (a) $200,000,000 and (b) the Aggregate Replacement Revolving Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Replacement Revolving Facility.”;
     (s) the definition of “Loan” is amended by adding the words “a Replacement Revolving Loan, a Replacement Term Loan,” immediately following the words “in the form of a” in such definition;
     (t) the definition of “Maturity Date” is replaced in its entirety with the following:
     ““Maturity Date” means (a) in the case of the Replacement Revolving Loans, Swing Line Loans and Letters of Credit, the fifth anniversary of the First Amendment Effective Date, (b) in the case of the Replacement Term Loans, the fifth anniversary of the First Amendment Effective Date and (c) in the case of any Revolving Loans which are not Converted Revolving Loans and any Term Loans which are not Converted Term Loans or Converted Excess Term Loans, the First Amendment Effective Date.”;
     (u) the definition of “Note” is replaced in its entirety with the following:
     ““Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of (a) Exhibit C-1 for Term Loans, (b) Exhibit C-2 for Revolving Loans, (c) Exhibit C-3, for Replacement Term Loans, (d) Exhibit C-4, for Replacement Revolving Loans, and (e) Exhibit C-5 for Swing Line Loans, as applicable.”;
     (v) the definition of “Operating Cash Flow” is amended by adding the following to the end thereof:
“By way of example only, as of the First Amendment Effective Date “other non-cash expenses” includes (i) expenses recorded for long term incentive plans, (ii) amortization expense for launch and representation rights, (iii) expenses to record minority interests in consolidated results, (iv) equity gain or loss of other unconsolidated ventures, and (v) unrealized gain or loss on mark-to-market calculations for derivative financial instruments. For the avoidance of doubt, “Operating Cash Flow”, as defined herein, does not mean “operating income”, as defined in accordance with GAAP.”
     (w) the definition of “Outstanding Amount” is replaced in its entirety with the following:
Amendment No. 1

     ““Outstanding Amount” means (a) with respect to any Term Loans or any Replacement Term Loans on any date, the aggregate principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans or Replacement Term Loans, as the case may be, occurring on the same date; (b) with respect to any Revolving Loans or Replacement Revolving Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans or Replacement Revolving Loans, as the case may be, occurring on such date; (c) with respect to any Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Swing Line Loans occurring on such date; and (d) with respect to any L/C Obligations on any date, the aggregate outstanding amount of L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.”;
     (x) the definition of “Revaluation Date” is amended by replacing the term “Revolving Loan” with the term “Replacement Revolving Loan” in clause (a) of such definition;
     (y) the definition of “Screen Rate” is deleted; and
     (z) the definition of “Swing Line Sublimit” is replaced in its entirety with the following:
     ““Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Replacement Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Replacement Revolving Facility.”.
     2.02 Accounting Terms. Section 1.03 of the Credit Agreement is amended by adding a new subsection (c) to such Section, immediately following subsection (b) thereof, as follows:
     “(c) Pro Forma Calculations. Notwithstanding anything herein to the contrary, any calculation of the Consolidated Interest Coverage Ratio or the Consolidated Leverage Ratio for any Reference Period during which a Business Acquisition, Business Disposition, any Designation of an Unrestricted Subsidiary as a Restricted Subsidiary or any Designation of Restricted Subsidiary as an Unrestricted Subsidiary (in each case, other than any Excluded Transactions) shall have occurred (or shall be deemed to have occurred for purposes described in clause (iii) of this Section 1.03(c)) shall be made on a Pro Forma Basis for purposes of making the following determinations:
     (i) determining the applicable pricing level under the definition of “Applicable Rate”;
     (ii) determining compliance with Section 7.12 (other than for purposes of determining whether the conditions precedent for a proposed transaction have been satisfied as contemplated by clause (iii) below); and
     (iii) determining whether the conditions precedent have been satisfied for a proposed transaction which is permitted hereunder only so long as no Default (including, without limitation, no Default under Section 7.12) would result from the consummation thereof or shall have occurred after giving effect thereto, including, without limitation,
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any Investment by the Borrower or a Restricted Subsidiary which results in a Business Acquisition or a Business Disposition, the Designation of an Unrestricted Subsidiary as a Restricted Subsidiary or the Designation of a Restricted Subsidiary as an Unrestricted Subsidiary.
     For these purposes, the following terms shall have the meanings set forth below:
     “Business Acquisition” by any Person means the purchase or acquisition in a single transaction or a series of related transactions by such Person and its Affiliates of (a) any Equity Interests of another Person which are sufficient to permit such Person and its Affiliates to Control such other Person or (b) all or any substantial portion of the property (including, without limitation, all or a substantial portion of the property comprising a division, unit or line of business) of another Person, whether or not involving a merger or consolidation with such other Person.
     “Business Disposition” by any Person means the Disposition in a single transaction or series of related transactions by such Person and its Affiliates of (a) any Equity Interests of another Person sufficient to permit such Person and its Affiliates to Dispose of Control of such other Person or (b) all or any substantial portion of the property (including, without limitation, all or a substantial portion of the property comprising a division, unit or line of business (including cash)) of another Person, whether or not involving a merger or consolidation.
     “Excluded Transaction” means, for any Reference Period, (a) any Business Acquisition by the Borrower and its Restricted Subsidiaries since the first date of such Reference Period for which the aggregate consideration (including assumed Indebtedness) paid by the Borrower and its Restricted Subsidiaries does not exceed US$50,000,000; provided, however, that no such Business Acquisition shall be deemed to be an Excluded Transaction if the aggregate consideration (including assumed Indebtedness) paid by the Borrower and its Restricted Subsidiaries in such Business Acquisition, together with the aggregate consideration (including assumed Indebtedness) paid by the Borrower and its Restricted Subsidiaries in all other Business Acquisitions since the first day of such Reference Period which have been treated as Excluded Transactions, would exceed US$150,000,000; and provided, further, that no proposed Business Acquisition shall be deemed to be an Excluded Transaction for purposes of determining whether the conditions precedent for such proposed transaction have been satisfied pursuant to this Section 1.03(c)(iii), and (b) any Business Disposition by the Borrower and its Restricted Subsidiaries since the first day of such Reference Period for which the aggregate fair market value of the cash and other property Disposed of by the Borrower and its Restricted Subsidiaries does not exceed US$50,000,000; provided, however, that no such Business Disposition shall be deemed to be an Excluded Transaction if the aggregate fair market value of the cash and other property Disposed of by the Borrower and its Restricted Subsidiaries in such Business Disposition, together with the aggregate fair market value of the cash and other property Disposed of by the Borrower and its Restricted Subsidiaries in all other Business Dispositions since the first day of such Reference Period which have been treated as Excluded Transactions would exceed US$150,000,000; provided, further, that no proposed Business Disposition shall be deemed to be an Excluded Transaction for purposes of determining whether the conditions precedent for such proposed transaction have been satisfied pursuant to this Section 1.03(c)(iii).
     “Pro Forma Basis” means, for purposes of calculating any financial ratio or financial amount for any Reference Period for any of the purposes specified in this Section 1.03(c), and with respect to any proposed Business Acquisition, any proposed Business Disposition, any
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proposed Designation of an Unrestricted Subsidiary as a Restricted Subsidiary and any proposed Designation of a Restricted Subsidiary as an Unrestricted Subsidiary and each such transaction actually consummated in such Reference Period (in each case, other than any Excluded Transactions), that such financial ratio or financial amount shall be calculated on a pro forma basis based on the following assumptions: (a) each such transaction shall be deemed to have occurred on the first day of such Reference Period; (b) any funds to be used by any Person in consummating any such transaction will be assumed to have been used for that purpose as of the first day of such Reference Period; (c) any Indebtedness to be incurred by any Person in connection with the consummation of any such transaction will be assumed to have been incurred on the first day of such Reference Period (or any Indebtedness of an Unrestricted Subsidiary which is outstanding on the date such Subsidiary is Designated as a Restricted Subsidiary will be assumed to have been outstanding on the first day of such Reference Period); (d) the gross interest expenses, determined in accordance with GAAP, with respect to such Indebtedness assumed to have been incurred or outstanding on the first day of such Reference Period that bears interest at a floating rate shall be calculated at the current rate (as of the date of such calculation) under the agreement governing such Indebtedness (including this Agreement if the Indebtedness is incurred hereunder); and (e) any gross interest expense, determined in accordance with GAAP, with respect to Indebtedness outstanding during such Reference Period which Indebtedness was or is to be repaid or refinanced with proceeds of a transaction which is assumed to have occurred as of the first day of such Reference Period pursuant to clause (a) or (b), and gross interest expense with respect to any Indebtedness of a Restricted Subsidiary which is outstanding on the date such Subsidiary is Designated as an Unrestricted Subsidiary, will be excluded from such calculations (and to the extent not already excluded pursuant to clause (a) or (b) above, the principal amount of such Indebtedness shall also be excluded).
     “Reference Period” means (a) for purposes of calculating compliance with any financial covenant or test on any date on which a Compliance Certificate is required to be delivered hereunder, the four consecutive fiscal quarters most recently ended prior to such date and (b) for purposes of determining whether the conditions precedent have been satisfied for a proposed transaction, the four consecutive fiscal quarters most recently ended prior to date of such proposed transaction for which annual or quarterly financial statements and a Compliance Certificate shall have been delivered in accordance with the provisions hereof.”
     2.03 Replacement Revolving Loans. Section 2.01 of the Credit Agreement is amended by replacing subsection (c) to such Section in its entirety, as follows:
     “(c) (i) Subject to the terms and conditions set forth herein, each Replacement Revolving Lender severally agrees to make loans (each such loan, a “Replacement Revolving Loan”) to the Borrower in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Replacement Revolving Lender’s Replacement Revolving Commitment; provided, however, that after giving effect to any Replacement Revolving Borrowing, (i) the Total Replacement Revolving Outstandings shall not exceed the Aggregate Replacement Revolving Commitments, (ii) the aggregate Outstanding Amount of the Replacement Revolving Loans of any Replacement Revolving Lender, plus such Replacement Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Replacement Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Replacement Revolving Lender’s Replacement Revolving Commitment, and (iii) the aggregate Outstanding Amount of all Replacement Revolving Loans denominated in Alternative
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Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Replacement Revolving Lender’s Replacement Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01 (c), prepay under Section 2.05, and reborrow under this Section 2.01 (c). Replacement Revolving Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. The Borrowing of Replacement Revolving Loans on the First Amendment Effective Date may be borrowed as Eurocurrency Rate Loans only if the Borrower shall have delivered a Loan Notice to the Administrative Agent as contemplated by Section 2.02 (A) in the case of any Replacement Revolving Loans denominated in Dollars, three Business Days prior to the requested date of such Borrowing, or (B) in the case of any Replacement Revolving Loans denominated in an Alternate Currency, four Business Days prior to the requested date of such Borrowing, which notice shall be accompanied by a written agreement of the Borrower confirming that the Borrower shall compensate any Lender or Additional Lender who executes and delivers a counterpart of Amendment No. 1 for any loss as contemplated by Section 3.05 incurred by such Lender or Additional Lender as a result of any failure by the Borrower to borrow such Loans (for a reason other than any such Additional Lender having failed to make such Loan for a reason other than the First Amendment Effective Date having failed to occur). Each Replacement Revolving Borrowing shall consist of Replacement Revolving Loans made to the Borrower simultaneously by the Replacement Revolving Lenders ratably according to their Replacement Revolving Commitments.
          (ii) Subject to the terms and conditions set forth herein, each Revolving Lender is hereby offered the opportunity to convert all of such Lender’s Revolving Loans which are outstanding on the First Amendment Effective Date to Replacement Revolving Loans under the Replacement Revolving Credit Facility. A duly executed counterpart of Amendment No. 1 delivered to the Administrative Agent by a Revolving Lender on or prior to the First Amendment Effective Date shall confirm the amount of such Revolving Lender’s Replacement Revolving Commitment and the principal amount of Revolving Loans held by such Lender on the First Amendment Effective Date that are to be converted into Replacement Revolving Loans (and by its execution and delivery of a counterpart of Amendment No. 1, each Revolving Lender party to Amendment No. 1 shall be deemed to have elected to so convert such Revolving Loans). Each such Revolving Loan to the extent it is to be so converted is referred to as a “Converted Revolving Loan”. Converted Revolving Loans shall be treated for all purposes hereunder as applying towards such Lender’s Replacement Revolving Loans requested by the Borrower to be made on the First Amendment Effective Date pursuant to clause (i) of this Section 2.01(c). On the First Amendment Effective Date, the Converted Revolving Loans shall be converted for all purposes of this Agreement into Replacement Revolving Loans, and the Administrative Agent shall record in the Register the aggregate amount of Converted Revolving Loans so converted into Replacement Revolving Loans. On the First Amendment Effective Date, any such Converted Revolving Loans which are outstanding as Eurocurrency Rate Loans shall be converted to Base Rate Loans or Eurocurrency Rate Loans with a new Interest Period, as the case may be, as provided in the Loan Notice referred to in Section 2.01(c)(i).
          (iii) Subject to the terms and conditions set forth herein, each Term Lender is hereby offered the opportunity to convert all of such Lender’s Excess Term Loans which are outstanding on the First Amendment Effective Date to Replacement Revolving Loans under the Replacement Revolving Credit Facility. A duly executed counterpart of Amendment No. 1 delivered to the Administrative Agent by a Term Lender on or prior to the First Amendment Effective Date shall confirm the amount of
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such Term Lender’s Replacement Revolving Commitment and the principal amount of Excess Term Loans held by such Lender on the First Amendment Effective Date that are to be converted into Replacement Revolving Loans (and by its execution and delivery of a counterpart of Amendment No. 1, each Term Lender party to Amendment No. 1 shall be deemed to have elected to so convert such Excess Term Loans). Each such Excess Term Loan to the extent it is to be so converted is referred to as a “Converted Excess Term Loan”. Converted Excess Term Loans shall be treated for all purposes hereunder as applying towards such Lender’s Replacement Revolving Loans requested by the Borrower to be made on the First Amendment Effective Date pursuant to clause (i) of this Section 2.01(c). On the First Amendment Effective Date, the Converted Excess Term Loans shall be converted for all purposes of this Agreement into Replacement Revolving Loans, and the Administrative Agent shall record in the Register the aggregate amount of Converted Excess Term Loans so converted into Replacement Revolving Loans. On the First Amendment Effective Date, any such Converted Excess Term Loans which are outstanding as Eurocurrency Rate Loans shall be converted to Base Rate Loans or Eurocurrency Rate Loans with a new Interest Period, as the case may be, as provided in the Loan Notice referred to in Section 2.01(c)(i).
          (iv) Delivery of a duly executed Amendment No. 1 to the Administrative Agent by each Additional Replacement Revolving Lender shall also confirm the amount of such Additional Replacement Revolving Lender’s Replacement Revolving Commitment and such execution and delivery shall obviate the need for any such Additional Replacement Revolving Lender to execute this Agreement and such duly executed counterpart of Amendment No. 1 shall be deemed for all purposes to be a signature to this Agreement. The Borrower hereby authorizes and directs the Administrative Agent to apply the proceeds of Replacement Revolving Loans made by the Additional Replacement Revolving Lenders on the First Amendment Effective Date to refinance the outstanding Revolving Loans and Term Loans on such date which are not Converted Revolving Loans, Converted Term Loans or Converted Excess Term Loans.
          (v) On the First Amendment Effective Date, the Borrower shall pay all accrued and unpaid interest on the Revolving Loans prior to the conversion or refinancing of such Loans pursuant to clauses (ii) or (iv) of this Section 2.01(c). On or after the First Amendment Effective Date the Borrower will compensate each Revolving Lender for funding losses, if any, pursuant to Section 3.05 in respect of any Revolving Loans which are Eurocurrency Rate Loans if the First Amendment Effective Date does not occur on the last day of an applicable Interest Period.”
     2.04 Replacement Term Loans. Section 2.01 of the Credit Agreement is further amended by adding a new subsection (d) to of such Section immediately following subsection (c) thereof, as follows:
          “(d) (i) Subject to the terms and conditions set forth herein, each Replacement Term Lender severally agrees to make a single loan (each such loan, together with any Incremental Term Loan, a “Replacement Term Loan”) to the Borrower in Dollars, on the First Amendment Effective Date, in an aggregate amount not to exceed (i) when taken together with the aggregate amount of all Replacement Term Loans made to the Borrower on the First Amendment Effective Date by the other Replacement Term Lenders, the aggregate of all Replacement Term Commitments of all Replacement Term Lenders or (ii) such Replacement Term Lender’s Replacement Term Commitment. Amounts borrowed under this Section 2.01(d) and paid or prepaid may not be
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reborrowed. Replacement Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. The Borrowing of Replacement Term Loans on the First Amendment Effective Date may be borrowed as Eurocurrency Rate Loans only if the Borrower shall have delivered a Loan Notice to the Administrative Agent as contemplated by Section 2.02 three Business Days prior to the requested date of such Borrowing, which notice shall be accompanied by a written agreement of the Borrower confirming that the Borrower shall compensate any Lender or Additional Lender who executes and delivers a counterpart of Amendment No. 1 for any loss as contemplated by Section 3.05 incurred by such Lender or Additional Lender as a result of any failure by the Borrower to borrow such Loans (for a reason other than any such Additional Lender having failed to make such Loan for a reason other than the First Amendment Effective Date having failed to occur). Each Replacement Term Borrowing shall consist of Replacement Term Loans made to the Borrower simultaneously by the Replacement Term Lenders ratably according to their Replacement Term Commitments.
          (ii) Subject to the terms and conditions set forth herein, each Term Lender is hereby offered the opportunity to convert all of such Lender’s Term Loans which are outstanding on the First Amendment Effective Date to Replacement Term Loans under the Replacement Term Credit Facility. A duly executed counterpart of Amendment No. 1 delivered to the Administrative Agent by a Term Lender on or prior to the First Amendment Effective Date shall confirm the amount of such Term Lender’s Replacement Term Commitment and the principal amount of Term Loans held by such Lender on the First Amendment Effective Date that are to be converted into Replacement Term Loans (and by its execution and delivery of a counterpart of Amendment No. 1, each Revolving Term party to Amendment No. 1 shall be deemed to have elected to so convert such Term Loans). Each such Term Loan to the extent it is to be so converted is referred to as a “Converted Term Loan”. Converted Term Loans shall be treated for all purposes hereunder as applying towards such Lender’s Replacement Term Loans requested by the Borrower to be made on the First Amendment Effective Date pursuant to clause (i) of this Section 2.01(d). On the First Amendment Effective Date, the Converted Term Loans shall be converted for all purposes of this Agreement into Replacement Term Loans, and the Administrative Agent shall record in the Register the aggregate amount of Converted Term Loans so converted into Replacement Term Loans. On the First Amendment Effective Date, any such Converted Term Loans which are outstanding as Eurocurrency Rate Loans shall be converted to Base Rate Loans or Eurocurrency Rate Loans with a new Interest Period, as the case may be, as provided in the Loan Notice referred to in Section 2.01(d)(i).
          (iii) Delivery of a duly executed Amendment No. 1 to the Administrative Agent by each Additional Replacement Term Lender shall also confirm the amount of such Additional Replacement Term Lender’s Replacement Term Commitment and such execution and delivery shall obviate the need for any such Additional Replacement Term Lender to execute this Agreement and such duly executed counterpart of Amendment No. 1 shall be deemed for all purposes to be a signature to this Agreement. The Borrower hereby authorizes and directs the Administrative Agent to apply the proceeds of Replacement Term Loans made by the Additional Replacement Term Lenders on the First Amendment Effective Date to refinance the outstanding Revolving Loans and Term Loans on such date which are not Converted Revolving Loans, Converted Term Loans or Converted Excess Term Loans.
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          (iv) On the First Amendment Effective Date, the Borrower shall pay all accrued and unpaid interest on the Term Loans prior to the conversion or refinancing of such Loans pursuant to clauses (ii) or (iii) of this Section 2.01(d) or clause (iii) of Section 2.01(c). On or after the First Amendment Effective Date the Borrower will compensate each Term Lender for funding losses, if any, pursuant to Section 3.05 in respect of any Term Loans which are Eurocurrency Rate Loans, if the First Amendment Effective Date does not occur on the last day of an applicable Interest Period.”
     2.05 Incremental Replacement Term Loans. Section 2.01 of the Credit Agreement is further amended by adding a new subsection (e) to such Section immediately following subsection (d) thereof, as follows:
     “(e) Subject to the terms and conditions set forth herein, each Replacement Term Lender that has agreed to increase its Replacement Term Commitments on any Replacement Term Commitment Increase Effective Date pursuant to the terms and provisions of Section 2.15 severally agrees to make a single loan (each such loan, an “Incremental Replacement Term Loan”) to the Borrower in Dollars on such Replacement Term Commitment Increase Effective Date in an aggregate amount not to exceed (i) when taken together with the aggregate amount of all Incremental Replacement Term Loans made to the Borrower on such Replacement Term Commitment Increase Effective Date by the other Replacement Term Lenders, the aggregate of all Replacement Term Commitments of all Replacement Term Lenders as of such Replacement Term Commitment Increase Effective Date or (ii) such Lender’s Replacement Term Commitment as of such Replacement Term Commitment Increase Effective Date. The Incremental Replacement Term Borrowing made on such Replacement Term Commitment Increase Effective Date shall consist of Incremental Replacement Term Loans made simultaneously by the Replacement Term Lenders as of such Replacement Term Commitment Increase Effective Date ratably according to their Replacement Term Commitments as of such Replacement Term Commitment Increase Effective Date. Amounts borrowed under this Section 2.01(e) and repaid or prepaid may not be reborrowed.”
     2.06 Replacement Revolving Facility and Replacement Term Facility Generally. Sections 1.05, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.12, 2.14, 2.15, 3.07, 4.02, 6.04, 10.04 and 10.06 and Exhibits A and E of the Credit Agreement are amended, as follows (in the case of such Section 2.05, before giving effect to any amendments to such Section pursuant to Section 2.07 hereof):
     (a) by replacing the term “Aggregate Revolving Commitments” each time it appears in such Sections with the term “Aggregate Replacement Revolving Commitments”;
     (b) by replacing the terms “Revolving Borrowing” and “Revolving Borrowings” each time they appear in such Sections with the terms “Replacement Revolving Borrowing” or “Replacement Revolving Borrowings”, as applicable;
     (c) by replacing the terms “Revolving Commitment” and “Revolving Commitments” each time they appear in such Sections and Exhibits with the terms “Replacement Revolving Commitment” or “Replacement Revolving Commitments”, as applicable;
     (d) by replacing the terms “Revolving Loan” and “Revolving Loans” each time they appear in such Sections and Exhibits with the terms “Replacement Revolving Loan” or “Replacement Revolving Loans”, as applicable;
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     (e) by replacing the terms “Revolving Lender” and “Revolving Lenders” each time they appear in such Sections with the terms “Replacement Revolving Lender” or “Replacement Revolving Lenders”, as applicable;
     (f) by replacing the terms “Term Commitment” and “Term Commitments” each time they appear in such Sections and Exhibits with the terms “Replacement Term Commitment” or “Replacement Term Commitments”, as applicable;
     (g) by replacing the terms “Term Lender” and “Term Lenders” each time they appear in such Sections with the terms “Replacement Term Lender” or “Replacement Term Lenders”, as applicable;
     (h) by replacing the terms “Term Loan” and “Term Loans” each time they appear in such Sections and Exhibits with the terms “Replacement Term Loan” or “Replacement Term Loans”, as applicable”;
     (i) by replacing the term “Total Initial Term Outstandings” each time it appears in such Sections with the term “Total Initial Replacement Terms Outstandings”; and
     (j) by replacing the term “Total Revolving Outstandings” each time it appears in such Sections with the term “Total Replacement Revolving Outstandings”.
     2.07 Prepayments. Section 2.05 of the Credit Agreement is further amended by adding a new subsection (e) immediately following subsection (d) thereof, as follows:
“(e) On the First Amendment Effective Date, the Borrower shall prepay all then outstanding Term Loans which are not Converted Term Loans or Converted Excess Term Loans and all then outstanding Revolving Loans which are not Converted Revolving Loans.”
     2.08 Termination or Reduction of Commitments. Section 2.06 of the Credit Agreement is further amended by deleting subsection (c) thereof and adding new subsections (c) and (d) immediately following subsection (b) thereof, as follows:
“(c) The Replacement Term Commitment of each Replacement Term Lender as set forth on Schedule 2.01-A as of the First Amendment Effective Date shall be automatically and permanently reduced by the amount of the Replacement Term Loan made by such Replacement Term Lender on the First Amendment Effective Date.
(d) The Replacement Term Commitment of each Replacement Term Lender as set forth on any supplement to Schedule 2.01-A delivered by the Administrative Agent pursuant to Section 2.15(d) in respect of any Replacement Term Commitment Increase Effective Date shall be automatically and permanently reduced by the amount of the Incremental Replacement Term Loan made by such Replacement Term Lender on such Replacement Term Commitment Increase Effective Date.”
     2.09 Repayment of Loans. Section 2.07 of the Credit Agreement is further amended (a) by replacing the words “Closing Date” each time they appear in subsection (a) of such Section with the words “First Amendment Effective Date” and (b) by replacing the words “the Outstanding Amount of” in subsection (b) of such Section with the words “the aggregate outstanding principal amount of”.
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     2.10 Replacement Revolving Commitment Increase Effective Date. Section 2.14(d) of the Credit Agreement is further amended by (a) replacing the clause “(each a “Revolving Commitment Increase Effective Date”)” in such subsection with the clause “(each a “Replacement Revolving Commitment Increase Effective Date)” and (b) replacing the reference to “Schedule 2.01” in such Section with a reference to “Schedule 2.01-A”.
     2.11 Replacement Term Commitment Increase Effective Date. Section 2.15(d) of the Credit Agreement is further amended by (a) replacing the clause “(the “Term Commitment Increase Effective Date”)” in such subsection with the clause “(the “Replacement Term Commitment Increase Effective Date)” and (b) replacing the reference to “Schedule 2.01” in such Section with a reference to “Schedule 2.01-A”.
     2.12 Financial Statements. Section 6.01(c) of the Credit Agreement is amended by replacing the number “60” in the first line of such Section with the number “120”.
     2.13 Certificates; Other Information. Section 6.02 of the Credit Agreement is amended as follows:
     (a) by replacing subsection (a) of such Section in its entirety as follows:
“(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) and the related Compliance Certificate pursuant to subsection (b) of this Section 6.02, if the calculation of the Consolidated Interest Coverage Ratio and the Consolidated Leverage Ratio for the Reference Period in such Compliance Certificate includes the pro forma results of a Business Acquisition as contemplated by Section 1.03, a certificate of a Responsible Officer briefly describing such Business Acquisition and demonstrating in reasonable detail the manner in which the results of the business acquired in such Business Acquisition have been included in such calculations;”
     (b) by replacing the reference to “Section 6.02(c)” in the second sentence of the last paragraph of such Section with a reference to “Section 6.02(b)”; and
     (c) by adding a new paragraph after the last paragraph of such Section as follows:
“The Borrower hereby acknowledges that (a) the Administrative Agent and the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each a “Public Lender”). The Borrower hereby agrees that so long as the Borrower or its indirect shareholder, Discovery Holding Company, is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such
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Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor,” and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing the Borrower shall be under no obligation to mark any Borrower Material “PUBLIC.”
     2.14 Purpose of Loans. Section 6.11 of the Credit Agreement is amended by adding a new second sentence thereto as follows:
“The proceeds of any Replacement Term Loans and Replacement Revolving Loans which are provided by the Additional Lenders on the First Amendment Effective Date shall be applied to refinance and replace any Term Loans which are outstanding on such date and which are not Converted Term Loans or Converted Excess Term Loans and to refinance and replace any Revolving Loans which are outstanding on such date and which are not Converted Revolving Loans.”
     2.15 Dispositions. Section 7.05 of the Credit Agreement is amended, as follows: (a) by deleting the word “and” at the end of subsection (e) of such Section; (b) by adding the language “and Dispositions in the form of Investments in such Restricted Subsidiaries, other Investments otherwise permitted by Section 7.02 and any Designation of a Restricted Subsidiary as an Unrestricted Subsidiary otherwise permitted by Section 7.11” immediately after the words “including, without limitation, Dispositions to a Restricted Subsidiary which is not wholly-owned by the Borrower and its Restricted Subsidiaries” in the second and third lines of subsection (f) of such Section; (c) by replacing the period at the end of subsection (f) of such Section with the language “; and”; and (d) by adding a new subsection (g) at the end of such Section after subsection (f), as follows: “(g) Restricted Payments permitted under Section 7.06(c)”.
     2.16 Restricted Payments. Section 7.06 of the Credit Agreement is amended by replacing subsection (c) thereof as follows:
     “(c) the Borrower may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire for cash Equity Interests issued by it so long as no Default under Section 8.01(a), (f) or (g) or Event of Default shall have occurred and be continuing at the time of any such action and no Default would result therefrom.”
     2.17 Transactions with Affiliates. Section 7.08 of the Credit Agreement is amended by deleting the word “and” at the end of clause (b) of such Section and adding the following clause (d) at the end of such Section:
     “, and (d) Restricted Payments made by the Borrower otherwise permitted under Section 7.06.”
     2.18 Events of Defaults. Section 8.01(b) of the Credit Agreement is amended by adding the subsection references “(a) and (b)” immediately following the reference to “Section 6.01” in such Section.
     2.19 Successors and Assigns. Section 10.06(b) of the Credit Agreement is amended as follows:
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     (a) by adding the following proviso to the end of subsection (i) of such Section:
     “provided, however, in the case of both clause (A) and clause (B), that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;” and
     (b) by replacing the words “together with a processing and recordation fee of $3,500” in subsection (iv) of such Section with the words “together with the applicable Assignment Fee”.
     2.20 Commitments Schedule. Schedule 2.01-A attached to this Agreement, together with Annex A and Annex B thereto, is attached to the Credit Agreement as a new Schedule 2.01-A thereto.
     2.21 Forms of Notes. Exhibit C-3, Exhibit C-4 Exhibit C-5 attached to this Agreement are attached to the Credit Agreement as new Exhibit C-3, Exhibit C-4 and Exhibit C-5 thereto.
ARTICLE III
CONDITIONS PRECEDENT
     3.01 Conditions of Effectiveness. This Agreement is subject to the provisions of Section 10.01 of the Credit Agreement, and shall become effective when, and only when, each of the following conditions shall have been satisfied:
     (a) the Administrative Agent shall have received all of the following documents (in sufficient copies for each Lender), each such document (unless otherwise specified) dated the date of receipt thereof by the Administrative Agent and each in form and substance satisfactory to the Administrative Agent:
     (i) counterparts of this Agreement executed by (A) the Borrower, (B) the Required Lenders, (C) all the Lenders identified on Schedule 2.01-A to this Agreement, (D) all the Additional Lenders, (E) the Swing Line Lender, and (F) the L/C Issuer, or, as to any such Lender or Additional Lender, advice satisfactory to the Administrative Agent that such Lender or Additional Lender has executed this Agreement;
     (ii) one or more Notes in the form of Exhibit C-3 or Exhibit C-4 to this Agreement, as applicable, payable to each Lender or Additional Lender requesting such a Note, duly executed by the Borrower, evidencing the Replacement Term Loans or Replacement Revolving Loans of such Lender or Additional Lender, as applicable;
     (iii) a Certificate executed by a Responsible Officer of the Borrower, dated the Agreement Effective Date, (A) attaching true and correct copies of resolutions of the Borrower as to the execution and delivery of this Agreement and any such Note, (B) confirming the matters provided in subsection (c) below, and (C) as to such other matters as the Administrative Agent may reasonably request; and
     (iv) a favorable opinion of Debevoise & Plimpton LLP, special counsel to the Borrower, addressed to the Administrative Agent, each Lender and Additional Lender, as to such matters with respect to the Borrower, this Agreement, the Credit Agreement, as
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amended by this Agreement, and such Notes as the Administrative Agent may reasonably request.
     (b) the Administrative Agent shall have received payment of the following: (i) for the account of each Lender, accrued and unpaid interest on the Loans of such Lender to the Agreement Effective Date; (ii) for the account of each Revolving Lender, accrued and unpaid facility fees and Letter of Credit Fees due to such Lender to the Agreement Effective Date; (iii) for the account of the Administrative Agent, the amount of any expenses required to be reimbursed on or before the Agreement Effective Date pursuant to Section 5.03 hereof; and (iv) for the account of any lead arranger in connection with the transactions contemplated hereby, any amounts as may have been separately agreed with the Borrower;
     (c) the representations and warranties of the Loan Parties contained in Section 5.04 hereof shall be true and correct in all material respects; and
     (d) evidence that arrangements satisfactory to the Administrative Agent shall have been made for the application of the proceeds of the Replacement Revolving Loans made by the Additional Replacement Revolving Lenders and the Replacement Term Loans made by the Additional Replacement Term Lenders to the repayment of all Loans which have not been designated for conversion pursuant to Section 4.01.
ARTICLE IV
CONVERSION; JOINDER;
POST-AGREEMENT EFFECTIVE DATE AMENDMENTS
     4.01 Conversion. (a) Each Term Lender who executes and delivers this Agreement hereby commits and agrees that (i) the Term Loans of such Lender designated on Annex A of Schedule 2.01-A shall be converted to Replacement Term Loans on the Agreement Effective Date pursuant to Section 2.01(d)(ii) of the Credit Agreement, as amended by this Agreement, and (ii) if such Term Lender holds Excess Term Loans (in excess of the Replacement Term Commitment of such Term Lender as set forth opposite such Lender’s name on Annex A of Schedule 2.01-A) and if the Replacement Revolving Commitment as set forth opposite such Lender’s name on Annex B of Schedule 2.01-A is equal to or greater than the sum of such Lender’s Revolving Commitment plus such Lender’s Excess Term Loans, then such Excess Term Loans shall be converted to a like amount of Replacement Revolving Loans pursuant to Section 2.01(c)(iii) of the Credit Agreement, as amended by this Agreement; it being understood that notwithstanding anything to the contrary in this Agreement, such Replacement Term Loans and Replacement Revolving Loans amend and restate in their entirety, refinance and replace such Term Loans, and do not relieve the Borrower of its Obligations (or constitute any novation) in respect of such Loans, as so amended, restated, refinanced and replaced.
     (b) Each Revolving Lender who executes and delivers this Agreement hereby commits and agrees that the Revolving Loans of such Lender outstanding on the Agreement Effective Date and the Revolving Commitment of such Lender designated on Annex B of Schedule 2.01-A shall be converted to Replacement Revolving Loans and Replacement Revolving Commitments, as the case may be, on the Agreement Effective Date pursuant to Section 2.01(c)(ii) of the Credit Agreement, as amended by this Agreement; it being understood that notwithstanding anything to the contrary in this Agreement, such Replacement Revolving Loans amend and restate in their entirety, refinance and replace such outstanding Revolving Loans, and do not relieve the Loan Parties of their Obligations (or constitute any novation) in respect of such Loans, as so amended, restated, refinanced and replaced.
Amendment No. 1

     4.02 Joinder. (a) From and after the Agreement Effective Date, each Additional Replacement Term Lender who executes and delivers this Agreement irrevocably acknowledges and unconditionally agrees to be bound by the terms and conditions of the Credit Agreement, as amended by this Agreement, including, without limitation, in respect of such Additional Replacement Term Lender’s Replacement Term Commitment to make Replacement Term Loans on the Agreement Effective Date pursuant to Section 2.01(d)(i) thereof; and each Additional Replacement Term Lender will be a Lender under the Credit Agreement, as amended by this Agreement, as if such Additional Replacement Term Lender had executed a counterpart of the Credit Agreement on and as of the date thereof, and each Additional Replacement Term Lender will perform in accordance with their terms, all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender (to the extent of is Replacement Term Commitment).
     (b) From and after the Agreement Effective Date, each Additional Replacement Revolving Lender who executes and delivers this Agreement irrevocably acknowledges and unconditionally agrees to be bound by the terms and conditions of the Credit Agreement, as amended by this Agreement, including, without limitation, in respect of such Additional Replacement Revolving Lender’s Replacement Revolving Commitment to make Replacement Revolving Loans pursuant to Section 2.01(c)(i) thereof; and each Additional Replacement Revolving Lender will be a Lender under the Credit Agreement, as amended by this Agreement, as if such Additional Replacement Revolving Lender had executed a counterpart of the Credit Agreement on and as of the date thereof, and each Additional Replacement Revolving Lender will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender (to the extent of its Replacement Revolving Commitment).
     (c) Each Additional Lender hereby represents and warrants that:
          (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, as amended by this Agreement;
          (ii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and
          (iii) if it is a Foreign Lender, it has delivered to the Administrative Agent on or prior to the date hereof any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Additional Lender.
     4.03 Post-Agreement Effective Date Amendments. Effective immediately after this Agreement has become effective on the Agreement Effective Date pursuant to Article III and immediately after the conversion transactions contemplated by Section 4.01 and the joinder transactions contemplated by Section 4.02 have been consummated, including, without limitation, the application of the proceeds of the Replacement Revolving Loans and the Replacement Term Loans made by the Additional Lenders to the repayment of all Loans which have not been designated for conversion pursuant to Section 4.01, each Lender (including each Additional Lender) who executes and delivers this Agreement hereby agrees that the Credit Agreement, as amended pursuant to Article II, shall be further amended as follows:
Amendment No. 1

     (a) Definitions. Section 1.01 of the Credit Agreement, as so amended, is further amended (i) to replace the definition of “Required Lenders” as follows and (ii) to insert the following new definition for “Required Replacement Revolving Lenders” in the appropriate alphabetic order:
     ““Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Total Replacement Term Outstandings, and (b) the Aggregate Replacement Revolving Commitments or, if the commitment of each Replacement Revolving Lender to make Replacement Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, the Total Replacement Revolving Outstandings (with the aggregate amount of each Replacement Revolving Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the portion of the Total Replacement Term Outstandings and the Replacement Revolving Commitment of, and the portion of the Total Replacement Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.”
     ““Required Replacement Revolving Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Replacement Revolving Commitments or, if the commitment of each Replacement Revolving Lender to make Replacement Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, the Total Replacement Revolving Outstandings (with the aggregate amount of each Replacement Revolving Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the portion of the Replacement Revolving Commitment of, and the portion of the Total Replacement Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Replacement Revolving Lenders.”
     (b) Required Replacement Revolving Lender. Each of the terms “Required Revolving Lender” and “Required Revolving Lenders” is replaced each time it appears in the Credit Agreement, as so amended, with the term “Required Replacement Revolving Lender” or “Required Replacement Revolving Lenders”, as applicable.
     (c) Amendments. Section 10.01 of the Credit Agreement, as so amended, is further amended:
     (i) to restate clause (f) of such Section as follows:
     “(f) amend Section 1.05 or the definition of “Alternative Currency” or the definition of “Required Replacement Revolving Lenders” without the written consent of each Replacement Revolving Lender;”; and
     (ii) to restate clause (h) of such Section as follows:
     “(h) effect any waiver, amendment or modification that by its terms adversely affects the rights, in respect of payments of the Lenders holding Replacement Term Loans differently from those of the Lenders holding Replacement Revolving Loans, without the prior written consent of the Required Replacement Revolving Lenders and
Amendment No. 1

Lenders holding in the aggregate at least a majority of the outstanding principal amount of the Replacement Term Loans;”.
ARTICLE V
MISCELLANEOUS
     5.01 Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
     5.02 Effect of Agreement. (a) The Credit Agreement, as specifically amended by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
     (b) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
     5.03 Costs and Expenses. On the Agreement Effective Date, the Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of McGuireWoods LLP, as special counsel for the Administrative Agent) in accordance with the terms of Section 10.04(a) of the Credit Agreement, in each case, which are invoiced to the Borrower on or prior to the Agreement Effective Date.
     5.04 Representations and Warranties. In order to induce the Lenders and the Additional Lenders to enter into this Agreement, the Borrower, hereby represents and warrants that on and as of the Agreement Effective Date:
     (a) the execution and delivery by the Borrower of this Agreement and any Notes requested pursuant to Section 3.01(a)(ii) and the performance by the Borrower of this Agreement, the Credit Agreement, as amended by this Agreement, and such Notes have been duly authorized by all necessary corporate or other organizational action of the Borrower, and do not and will not: (A) contravene the terms of the Borrower’s Organization Documents; (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (1) any Contractual Obligation to which the Borrower is a party or affecting the Borrowers or properties of the Borrower or any of its Restricted Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrowers or its property is subject; or (C) violate any Law to which the Borrower or its property is subject;
     (b) this Agreement, the Credit Agreement as amended by this Agreement, and each Note delivered hereunder constitutes a legal, valid and binding obligation of the Borrower, enforceable against each the Borrower in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);
     (c) the representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects except to the extent that such
Amendment No. 1

representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and
     (d) no Default or Event of Default exists.
     5.05 Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.
     5.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopier or by other electronic means shall be effective as manual delivery of an executed counterpart hereof.
     5.07 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Pages Follow]
Amendment No. 1

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DISCOVERY COMMUNICATIONS, INC.
By	/s/ Barbara Bennett
	Name:	Barbara Bennett
	Title:	Senior Executive Vice President and Chief Financial Officer

Signature Page
Amendment No. 1

BANK OF AMERICA, N.A., as Administrative Agent, as L/C Issuer and as a Lender
By	/s/ Thomas J. Kane
	Name:	Thomas J. Kane
	Title:	Senior Vice President

Signature Page
Amendment No. 1

WACHOVIA BANK, NATIONAL ASSOCIATION
By	/s/ John D. Brady
	Name:	John D. Brady
	Title:	Director

Signature Page
Amendment No. 1

TORONTO DOMINION (TEXAS) LLC

By	/s/ Jim Bridwell
	Name:	Jim Bridwell
	Title:	Authorized Signatory

Signature Page
Amendment No. 1

CITIBANK, N.A.
By	/s/ Freddy Boom
	Name:	Freddy Boom
	Title:	Director

Signature Page
Amendment No. 1

ROYAL BANK OF CANADA

By	/s/ Mark Gronich
	Name:	Mark Gronich
	Title:	Authorized Signatory

Signature Page
Amendment No. 1

THE BANK OF NOVA SCOTIA
By	/s/ Brenda S. Insull
	Name:	Brenda S. Insull
	Title:	Authorized Signatory

Signature Page
Amendment No. 1

SCOTIABANC INC.

By	/s/ William E. Zarrett
	Name:	William E. Zarrett
	Title:	Managing Director

Signature Page
Amendment No. 1

THE ROYAL BANK OF SCOTLAND PLC

By	/s/ Andrew Wynn
Andrew Wynn
Managing Director

Signature Page
Amendment No. 1

CALYON NEW YORK BRANCH
By	/s/ Jeremy Horn
	Name:	Jeremy Horn
	Title:	Vice President

By	/s/ John McCloskey
	Name:	John Mccloskey
	Title:	Director

Signature Page
Amendment No. 1

JPMORGAN CHASE BANK
By	/s/ Peter B. Thauer
	Name:	Peter B. Thauer
	Title:	Vice President

Signature Page
Amendment No. 1

FORTIS CAPITAL CORPORATION
By	/s/ Barbara E. Nash
	Name:	Barbara E. Nash
	Title:	Managing Director & Group Head

By	/s/ Rachel Lanava
	Name:	Rachel Lanava
	Title:	Vice President

Signature Page
Amendment No. 1

SUNTRUST BANK
By	/s/ Thomas C. Palmer
	Name:	Thomas C. Palmer
	Title:	Managing Director

Signature Page
Amendment No. 1

BARCLAYS BANK PLC
By	/s/ Nicholas Bell
	Name:	Nicholas Bell
	Title:	Director

Signature Page
Amendment No. 1

BNP PARIBAS

By	/s/ Stephanie Roger
	Name:	Stephanie Roger
	Title:	Vice President

By	/s/ Ola Anderssen
	Name:	Ola Anderssen
	Title:	Director

Signature Page
Amendment No. 1

KEYBANK NATIONAL ASSOCIATION

By	/s/ Michelle L. Reef
	Name:	Michelle L. Reef
	Title:	Vice President

Signature Page
Amendment No. 1

MIZUHO CORPORATE BANK, LTD.
By	/s/ Raymond Ventura
	Name:	Raymond Ventura
	Title:	Deputy General Manager

Signature Page
Amendment No. 1

THE BANK OF NEW YORK COMPANY, INC.
By	/s/ Michael E. Masters
	Name:	Michael E. Masters
	Title:	Authorized Signer

Signature Page
Amendment No. 1

HSBC BANK USA, N.A.
By	/s/ Robert Elms
	Name:	Robert Elms
	Title:	Vice President

Signature Page
Amendment No. 1

SUMITOMO MITSUI BANKING CORPORATION
By	/s/ Yoshihiro Hyakutome
	Name:	Yoshihiro Hyakutome
	Title:	Joint General Manager

Signature Page
Amendment No. 1

UNION BANK OF CALIFORNIA, NA

By	/s/ Peter Connoy Name: Peter Connoy
Title: Senior Vice President
Signature Page
Amendment No. 1

U. S. BANK, N.A.

By	/s/ Jennifer L. Kaufman Name: Jennifer L. Kaufman
Title: Vice President
Signature Page
Amendment No. 1

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED

By	/s/ R. Scott McInnis Name: R. Scott McInnis
Title: General Manager, Americas
Signature Page
Amendment No. 1

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH (formerly known as CREDIT
SUISSE FIRST BOSTON, ACTING
THROUGH ITS CAYMAN ISLANDS
BRANCH)

By	/s/ Doreen Barr

	Name:	Doreen Barr
	Title:	Associate

By	/s/ Judith E. Smith

	Name:	Judith E. Smith
	Title:	Director
Signature Page
Amendment No. 1

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Lori A. Ross
Name: Lori A. Ross
Title: Vice President
Signature Page
Amendment No. 1

KBC BANK N.V.

By	/s/ Jean-Pierre Diels

	Name:	Jean-Pierre Diels
	Title:	First Vice President

By	/s/ Robert M. Surdam, Jr.

	Name:	Robert M. Surdam, Jr.
	Title:	Vice President
Signature Page
Amendment No. 1

ALLIED IRISH BANKS, P.L.C.

By	/s/ Germaine Reusch Name: Germaine Reusch
Title: Director

By	/s/ Anthony O’Reilly Name: Anthony O’Reilly
Title: SVP
Signature Page
Amendment No. 1

AIB DEBT MANAGEMENT LIMITED

By	/s/ Germaine Reusch Name: Germaine Reusch
Title: Director

By	/s/ Anthony O’Reilly

Name: Anthony O’Reilly
Title: SVP
Signature Page
Amendment No. 1

BANK OF HAWAII

By	/s/ Luke Yeh Name: Luke Yeh
Title: Vice President
Signature Page
Amendment No. 1

SCHEDULE 2.01-A
COMMITMENTS
AND APPLICABLE PERCENTAGES
A. REPLACEMENT TERM FACILITY

		Applicable Percentage of
Term Lender	Term Loan[1]	Replacement Term Loans

Total for all Term Lenders identified on Annex A to this Schedule	$920,000,000.00	0.920000000

	Replacement Term	Applicable Percentage of
Additional Replacement Term Lenders	Commitment	Replacement Term Loans

Total for all Additional Replacement Term Lenders identified on Annex A to this Schedule	$80,000,000.00	0.080000000

Total	$1,000,000,000.00	100.000000000%
B. REPLACEMENT REVOLVING FACILITY

	Revolving	Applicable Percentage of
Revolving Lender	Commitment[2]	Replacement Revolving Loans

Total for all Revolving Lenders identified on Annex B to this Schedule	$1,192,500,000.00	0.766881028

		Applicable Percentage of
Term Lender	Excess Term Loan[3]	Replacement Revolving Loans

Total for all Term Lenders identified on Annex B to this Schedule	$239,000,000.00	0.155369774

	Replacement
	Revolving	Applicable Percentage of
Additional Replacement Revolving Lenders	Commitment	Replacement Revolving Loans

Total for all Additional Replacement Revolving Lenders identified on Annex B to this Schedule	$123,500,000.00	0.079099678

Total	$1,555,000,000.00	100.000000000%

[1]	The Term Loans of each Term Lender to be converted to Replacement Term Loans are specified on Annex A to this Schedule. Such amount constitutes the Replacement Term Commitment of each such Term Lender.

[2]	The Revolving Commitments of each Revolving Lender to be converted to Replacement Revolving Commitments are specified on Annex B to this Schedule. Such amount constitutes all or a portion of the Replacement Revolving Commitment of each such Revolving Lender.

[3]	The Excess Term Loans of each Term Lender to be converted to Replacement Revolving Loans are specified on Annex B to this Schedule. Such amount constitutes all or a portion of the Replacement Revolving Commitment of each such Term Lender.
Schedule 2.01-A

List of Omitted Exhibits and Schedules
     The following exhibits and schedules to the Amendment No. 1 to Credit Agreement, dated as of October 31, 2005, among Discovery Communications, Inc., as Borrower, Bank of America, N.A., as Administrative Agent and L/C Issuer, SunTrust Bank, as Swing Line Lender, and other lenders that are parties thereto have not been provided herein:
     Annex A of Schedule 2.01 -A:           Replacement Term Facility
     Annex B of Schedule 2.01 -A:           Replacement Revolving Credit Facility
     Exhibit C-3:           Form of Replacement Term Note
     Exhibit C-4:            Form of Replacement Revolving Note
     Exhibit C-5:            Form of Swing Line Note
     The undersigned registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.